Exhibit 99.2
™ 1 Trademark of Trinseo PLC or its affiliates First Quarter 2024 Financial Results & Second Quarter Outlook May 8, 2024

2 Introductions & Disclosure Rules Introductions • Frank Bozich, President & CEO • David Stasse, Executive Vice President & CFO • Andy Myers, Vice President of Investor Relations Disclosure Rules This presentation may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully implement proposed restructuring initiatives and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit;increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. This presentation contains financial measures that are not in accordance with generally accepted accounting principles in the US (“GAAP”) including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow. We believe these measures provide relevant and meaningful information to investors and lenders about the ongoing operating results and liquidity position of the Company. Such measures when referenced herein should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. We have provided a reconciliation of these measures to the most comparable GAAP metric alongside of the respective measure or otherwise in the Appendix section and in the accompanying press release.

3 Summary Q1 2024 Results • Net loss of $76 million and EPS of negative $2.14 • Adjusted EBITDA* of $45 million included a $13 million favorable impact from net timing • First year-over-year volume increase in two years and highest volumes excluding styrene-related sales volume since Q3 2022 * See Appendix for a reconciliation of non-GAAP measures Cash Generation & Liquidity • Q1 cash used in operations of $66 million led to Free Cash Flow* of negative $82 million – included a trade working capital increase of $61 million • Q1 ending cash of $171 million, of which $5 million was restricted, with $252 million of additional available liquidity under two undrawn, committed financing facilities • Expanded available borrowing capacity on the Accounts Receivable Securitization Facility by $36 million quarter-over-quarter Q2 2024 Outlook • Net loss of $53 million to $38 million • Adjusted EBITDA* of $60 million to $75 million • Sequential profitability improvement due to favorable seasonality, turnaround activity in the first quarter and improving MMA and styrene markets Key Initiatives • Announced intent to sell interest in Americas Styrenics via the initiation of an exit provision in the JV agreement, which is expected to lead to a definitive agreement in early 2025 • Announced the potential closure of the virgin polycarbonate production site in Stade, Germany which, if approved, is expected to increase annual profitability by $15 million to $20 million compared to 2023 • Extended the maturity date of the Accounts Receivable Securitization Facility by one year to November 2025

4 Europe $462 U.S. $226 Asia-Pacific $184 Rest of World $31 Q1 2024 Sales and Volume Summary Net sales in $millions Volume variances exclude styrene-related sales Europe • Lower year-over-year volumes driven by weakness in polystyrene and polycarbonate markets • Sequential increase across all applications following seasonality and destocking in the prior quarter U.S. • Slightly higher volumes across all segments signaling demand stabilization in the region Asia • Year-over-year volume improvement driven by Latex Binders, specifically paper and board applications Net Sales Global $904 Sales Volume YoY: +1% Sales Volume YoY: (5%) Sales Volume YoY: +15% Sales Volume YoY: +3%

5 Styrene Prices Impacting Profitability and Working Capital Europe Spot Price $/mt • Q1 price increase was the driver of favorable net timing, partially offset by margin compression in polystyrene, copolymers and latex binders; although this resulted in higher styrene margins at Americas Styrenics • Q1 price increase contributed to working capital build, the majority of which we believe will reverse over the balance of the year Source, Spot Prices: ICIS – FOB Rotterdam Assessment All Origins Spot Current Month Full Market Range Daily (Mid) Source, Forecast: Trinseo $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 +59% in Q1 Forecasted to continue declining • Styrene purchased via a mix of spot and contract prices • Generally, as prices go up, they result in favorable net timing and a working capital build

6 Trinseo Q1 2024 Financial Results $904 ($76) $996 ($49) Net Sales Net Income Net Sales & Net Income ($MM) Q1'24 Q1'23 ($2.14) ($1.94) ($1.40) ($1.01) Diluted EPS Adj EPS* EPS ($) Q1'24 Q1'23 $45 $36 Q1'24 Q1'23 Adjusted EBITDA* ($MM) Vol Price FX Total (3%) (7%) 1% (9%) Net Sales • Volumes excluding styrene-related sales increased year-over-year for the first time in two years, and were the highest since the third quarter of 2022; sequential volumes up 12% • Market tightness resulted in significant margin expansion in Engineered Materials and Americas Styrenics • Higher year-over-year Adjusted EBITDA from higher margins in the current year and fixed cost under absorption in the prior year, both primarily in Engineered Materials, were partially offset by lower equity affiliate income due to the planned turnaround at Americas Styrenics * See Appendix for a reconciliation of non-GAAP measures

7 Engineered Materials • Higher year-over-year volumes driven by PMMA Resins and MMA • Adjusted EBITDA was $16 million above prior year from higher MMA-related margins, lower natural gas hedge losses, and fixed cost under absorption in the prior year • Market tightness in North America and Europe leading to higher prices and margin expansion, which has continued into the second quarter $189 $206 Q1'24 Q1'23 Net Sales ($MM) Vol Price FX Total 3% (12%) 1% (8%) $4 ($12) Q1'24 Q1'23 Adjusted EBITDA ($MM) 50 46 Q1'24 Q1'23 Volume (kt)

8 • Higher year-over-year volumes in paper & board applications, primarily in Asia Pacific • Adjusted EBITDA was $2 million above prior year due to slightly higher volume and margin • Continued focus on CASE applications to improve portfolio; expect mid to high-single digit growth in 2024 Latex Binders $241 $249 Q1'24 Q1'23 Net Sales ($MM) $26 $24 Q1'24 Q1'23 Adjusted EBITDA ($MM) 119 112 Q1'24 Q1'23 Volume* (kt) Vol Price FX Total 3% (7%) 1% (3%) *Volumes exclude styrene-related sales

9 Plastics Solutions • Volumes similar to prior year as market demand appears to have stabilized, but at lower levels • Adjusted EBITDA $1 million below prior year as lower margins from weaker market conditions in ABS were offset by a favorable net timing variance from increasing styrene cost during the quarter $266 $300 Q1'24 Q1'23 Net Sales ($MM) $23 $24 Q1'24 Q1'23 Adjusted EBITDA ($MM) 108 109 Q1'24 Q1'23 Volume* (kt) Vol Price FX Total (4%) (8%) 1% (12%) *Volumes exclude styrene-related sales

10 Polystyrene • Lower sales mainly in Europe from polystyrene price and volume amid weak market conditions as well as lower styrene-related sales following the closure of the Terneuzen styrene facility • Adjusted EBITDA was $4 million above prior year due to a favorable net timing variance as well as lower fixed costs from the closure of the Terneuzen styrene facility • 151% year-to-date increase in sales volume of recycled-content-containing polystyrene with a significant margin premium $208 $241 Q1'24 Q1'23 Net Sales ($MM) $13 $9 Q1'24 Q1'23 Adjusted EBITDA ($MM) 124 129 Q1'24 Q1'23 Volume* (kt) Vol Price FX Total (11%) (3%) 1% (14%) *Volumes exclude styrene-related sales

11 $115 $1,772 $447 2024 2025 Senior Notes 2026 2027 2028 Term Loans 2029 Senior Notes $171 $150 $102 Debt and Liquidity Overview (as of March 31, 2024) Debt Maturity Schedule ($millions) May April Cash and Borrowing Facilities ($millions)* Revolving Credit Facility AR Securitization Cash** $423MM Combined Cash and Availability under Committed Facilities *2026 Revolving Credit Facility available funds of $101.7 million (net of $10.8 million outstanding letters of credit), as well as the Accounts Receivable Securitization Facility with borrowing capacity of $150 million. **Included restricted cash of $5.1 million September

12 2024 Profitability Outlook *For the definition of Adjusted EBITDA, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated May 8, 2024 Q2 2024 Net loss of $53 million to $38 million and Adjusted EBITDA* of $60 million to $75 million Significant sequential profitability improvement driven by Engineered Materials and Americas Styrenics • Higher MMA margins and seasonal increases in high-margin consumer electronics sales • Full quarter of styrene production at Americas Styrenics amid elevated styrene margin environment • Improved mix including seasonal increases in sales to Building & Construction applications Full-Year 2024 • Full-year outlook assumes a similar, constrained demand environment to 2023 • Q1 expected to be the lowest profitability quarter of 2024

13 FY 2024 Cash Flow Components Item Assumption Capital Expenditures $70 million Cash Interest $215 million Cash Taxes $20 million Restructuring Cost $45 million Turnarounds $10 million Working Capital ~Neutral Net Cash Expenditures $360 million • Expect negative Q2 Free Cash Flow* but better than Q1 due to higher profitability in Q2 and following the normal Q1 working capital build • Expect positive Free Cash Flow* in both Q3 and Q4 *For the definition of Adjusted EBITDA, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated May 8, 2024

14 Appendix

Segment Information

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	2022	2023
Engineered Materials	60	60	50	41	46	50	47	51	50	212	194
Latex Binders	132	138	132	117	112	117	112	106	119	520	447
Plastics Solutions	134	120	100	102	109	105	100	96	108	457	409
Polystyrene	165	141	124	134	129	122	118	107	124	564	475
Trade Volume* (kt)	**493**	**460**	**407**	**394**	**396**	**393**	**377**	**359**	**402**	**1,753**	**1,525**
Engineered Materials	295	301	243	205	206	206	186	190	189	1,044	789
Latex Binders	309	360	343	255	249	255	224	215	241	1,267	943
Plastics Solutions	418	380	305	278	300	282	259	240	266	1,382	1,081
Polystyrene	364	384	287	237	241	220	210	192	208	1,272	863
Net Sales	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**904**	**4,966**	**3,675**
Engineered Materials	35	34	8	(5)	(12)	12	5	(0)	4	72	5
Latex Binders	31	32	14	16	24	23	18	18	26	93	83
Plastics Solutions	71	49	(32)	(12)	24	24	17	16	23	76	81
Polystyrene	45	32	(25)	4	9	2	(1)	0	13	56	10
Americas Styrenics	22	39	23	18	18	13	19	13	6	102	62
Corporate	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(26)	(88)	(87)
Adjusted EBITDA**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**45**	**312**	**154**
Adj EBITDA Variance Analysis											
Net Timing** Impacts - Fav/(Unfav)											
Engineered Materials	(0)	0	(1)	(3)	(7)	(9)	(6)	5	(7)	(3)	(17)
Latex Binders	6	1	1	(3)	1	(1)	(1)	0	2	5	(1)
Plastics Solutions	15	14	(8)	(4)	(1)	(2)	0	1	9	17	(1)
Polystyrene	10	17	(16)	(9)	5	(4)	3	(5)	9	2	(1)
Net Timing* Impacts - Fav/(Unfav)**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**21**	**(20)**

*Trade volume excludes styrene-related sales
**See this Appendix for a reconciliation of non-GAAP measures
***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

15

Segment Information – Excluding Feedstocks Recast

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	2022	2023
Engineered Materials	60	60	50	41	46	50	47	51	50	212	194
Latex Binders	132	138	132	117	112	117	112	106	119	520	447
Plastics Solutions	134	120	100	102	109	105	100	96	108	457	409
Polystyrene	165	141	124	134	129	122	118	107	124	564	475
Trade Volume* (kt)	**493**	**460**	**407**	**394**	**396**	**393**	**377**	**359**	**402**	**1,753**	**1,525**
Engineered Materials	295	301	243	205	206	206	186	190	189	1,044	789
Latex Binders	307	354	341	255	248	254	222	215	241	1,256	939
Plastics Solutions	396	362	293	271	290	272	246	231	266	1,323	1,038
Polystyrene	318	312	248	216	209	193	175	166	208	1,093	743
Feedstocks	70	97	53	28	43	37	50	35	-	249	166
Net Sales	**1,387**	**1,426**	**1,178**	**975**	**996**	**963**	**879**	**837**	**904**	**4,966**	**3,675**
Engineered Materials	35	34	8	(5)	(12)	12	5	(0)	4	72	5
Latex Binders	30	29	31	20	26	25	23	19	26	111	93
Plastics Solutions	69	46	(15)	(9)	26	25	22	16	23	91	89
Polystyrene	45	23	19	12	16	6	9	2	13	99	33
Feedstocks	4	14	(78)	(16)	(11)	(7)	(19)	(4)	-	(75)	(41)
Americas Styrenics	22	39	23	18	18	13	19	13	6	102	62
Corporate	(27)	(21)	(24)	(16)	(26)	(17)	(17)	(27)	(26)	(88)	(87)
Adjusted EBITDA**	**178**	**164**	**(37)**	**6**	**36**	**57**	**41**	**20**	**45**	**312**	**154**
Adj EBITDA Variance Analysis											
Net Timing** Impacts - Fav/(Unfav)											
Engineered Materials	(0)	0	(1)	(3)	(7)	(9)	(6)	5	(7)	(3)	(17)
Latex Binders	3	(3)	7	(1)	(0)	(0)	(2)	1	2	6	(1)
Plastics Solutions	11	10	(1)	(2)	(2)	(1)	(1)	2	9	17	(2)
Polystyrene	5	7	(6)	(4)	1	(2)	2	(3)	9	1	(1)
Feedstocks	13	19	(23)	(8)	6	(4)	4	(4)	-	1	1
Net Timing* Impacts - Fav/(Unfav)**	**32**	**33**	**(24)**	**(19)**	**(2)**	**(16)**	**(4)**	**1**	**13**	**21**	**(20)**

*Trade volume excludes styrene-related sales
**See this Appendix for a reconciliation of non-GAAP measures
***Net Timing is the difference between Raw Material Timing and Price Lag. Raw Material Timing represents the timing of raw material cost changes flowing through cost of goods sold versus current pricing. Price Lag represents the difference in revenue between the current contractual price and the current period price.

16

US GAAP to Non-GAAP Reconciliation

TRINSEO

(in $millions, unless noted)	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23	Q1'24	2022	2023
Net Income (Loss)	16.7	37.4	(119.8)	(365.3)	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(430.9)	(701.3)
Net Income (Loss) from discontinued operations	(0.4)	0.3	(1.9)	(1.0)	-	-	-	-	-	(2.9)	0.0
Net Income (Loss) from continuing operations	17.1	37.1	(117.9)	(364.3)	(48.9)	(349.0)	(38.4)	(265.0)	(75.5)	(428.0)	(701.3)
Interest expense, net	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	63.0	112.9	188.4
Provision for (benefit from) income taxes	22.6	30.8	(12.1)	(83.0)	(16.7)	(25.1)	(17.7)	127.9	5.4	(41.6)	68.4
Depreciation and amortization	53.0	48.1	45.9	89.8	56.0	52.5	38.2	74.4	45.0	236.9	221.2
EBITDA	114.6	141.4	(53.7)	(322.2)	28.7	(281.4)	28.7	0.6	37.9	(119.8)	(223.3)
Other items	23.4	22.1	14.8	11.0	3.6	2.6	7.2	8.0	1.3	71.2	21.4
Restructuring and other charges	0.4	(1.5)	-	17.0	3.7	1.5	13.8	12.5	9.4	15.9	31.5
Net gain on disposition of businesses and assets	(0.3)	(1.5)	-	-	-	(16.3)	(9.3)	0.0	(3.6)	(1.8)	(25.6)
Acquisition transaction and integration net costs	3.2	2.7	0.4	0.4	-	0.1	-	(1.5)	-	6.6	(1.4)
Acquisition purchase price hedge loss (gain)	-	-	-	-	-	-	-	-	-	-	0.0
European Commission request for information	35.6	-	-	0.6	-	-	-	-	-	36.2	0.0
Goodwill impairment charges	-	-	-	297.1	-	349.0	-	-	-	297.1	349.0
Asset impairment charges or write-offs	0.7	1.3	1.9	2.4	0.3	1.3	0.5	0.6	-	6.3	2.7
Adjusted EBITDA	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	45.0	311.7	154.3
Adjusted EBITDA to Adjusted Net Income											
Adjusted EBITDA	177.6	164.5	(36.6)	6.3	36.3	56.8	40.9	20.2	45.0	311.7	154.3
Interest expense, net	21.9	25.4	30.4	35.3	38.3	40.2	46.6	63.3	63.0	112.9	188.4
Provision for (benefit from) income taxes - Adjusted	25.6	25.7	(9.6)	(18.8)	(20.0)	34.8	(18.6)	12.1	4.2	22.8	8.3
Depreciation and amortization - Adjusted	50.9	47.2	45.1	49.9	53.3	49.5	49.2	50.0	46.3	193.1	202.0
Adjusted Net Income (Loss)	79.3	66.2	(102.5)	(60.1)	(35.3)	(67.7)	(36.3)	(105.2)	(68.5)	(17.1)	(244.4)
Wtd Avg Shares - Diluted (000)	*38,139*	*36,996*	*35,176*	*34,974*	*35,032*	*35,153*	*35,191*	*35,200*	*35,250*	*35,941*	*35,274*
Adjusted EPS - Diluted ($)	*2.08*	*1.79*	*(2.91)*	*(1.72)*	*(1.01)*	*(1.92)*	*(1.03)*	*(2.99)*	*(1.94)*	*(0.48)*	*(6.93)*
Adjustments by Statement of Operations Caption											
Cost of sales	-	-	-	-	-	*1.2*	*0.4*	*5.5*	-	*0.0*	*7.1*
SG&A	*27.0*	*22.9*	*16.0*	*28.4*	*7.3*	*(12.1)*	*15.4*	*13.5*	*7.1*	*94.3*	*24.1*
Impairment and other charges	*36.3*	*1.3*	*1.9*	*300.1*	*0.3*	*349.1*	-	*0.6*	-	*339.6*	*350.0*
Acquisition purchase price hedge (gain) loss	-	-	-	-	-	-	-	-	-	*0.0*	*0.0*
Other expense (income), net	*(0.3)*	*(1.1)*	*(0.8)*	-	-	-	*(3.6)*	-	-	*(2.2)*	*(3.6)*
Total EBITDA Adjustments	*63.0*	*23.1*	*17.1*	*328.5*	*7.6*	*338.2*	*12.2*	*19.6*	*7.1*	*431.7*	*377.6*
Free Cash Flow Reconciliation											
Cash provided by (used in) operating activities	(5.0)	(83.0)	97.6	33.9	45.4	56.5	29.3	17.5	(66.2)	43.5	148.7
Capital expenditures	(24.8)	(31.5)	(38.5)	(54.2)	(21.8)	(13.8)	(13.5)	(20.6)	(15.7)	(149.0)	(69.7)
Free Cash Flow	(29.8)	(114.5)	59.1	(20.3)	23.6	42.7	15.8	(3.1)	(81.9)	(105.5)	79.0

NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income to Adjusted EBITDA and to Adjusted Net Income, refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated May 8, 2024. Totals may not sum due to rounding.

17

18 Second Quarter (In $millions, unless noted) June 30, 2024 Adjusted EBITDA 60 - 75 Interest expense, net 63 Provision for income taxes 4 Depreciation and amortization 46 Reconciling items to Adjusted EBITDA(1) 0 Net Income (loss) from continuing operations (53) - (38) Reconciling items to Adjusted Net Income (Loss) (1) 0 Adjusted Net Income (Loss) (53) - (38) Weighted avg shares - diluted (MM) 35.3 EPS - diluted ($) (1.50) - (1.08) Adjusted EPS ($) (1.50) - (1.08) US GAAP to Non-GAAP Reconciliation Profitability Outlook (1) Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) are not typically forecasted by the Company based on their nature as being primarily driven by transactions that are not part of the core operations of the business and, as a result, cannot be estimated without unreasonable cost or uncertainty. For potential reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) during 2024 are not reflected. NOTE: For definitions of non-GAAP measures as well as descriptions of current period reconciling items from Net Income (Loss) to Adjusted EBITDA and to Adjusted Net Income (Loss), refer to the accompanying press release furnished as Exhibit 99.1 to our Form 8-K dated May 8, 2024. Totals may not sum due to rounding.